UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. ___)

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement	☒	Definitive Additional Materials

☐	Soliciting Materials Pursuant to §240.14a-12

BTCS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholders of BTCS Inc.:

BTCS Inc. (the “Company”) has distributed proxy materials to its stockholders, including a Notice of the 2026 Annual Meeting of Stockholders and Definitive Proxy Statement (the “Notice and Proxy Statement”) for its Annual Meeting of Stockholders to be held on June 8, 2026 (the “2026 Annual Meeting”). A copy of the Notice and Proxy Statement was filed with the Securities and Exchange Commission on April 15, 2026.

The purpose of this filing is to provide new information about the quorum requirement for the 2026 Annual Meeting. On May 29, 2026, the Board of Directors of the Company (the “Board”) approved an amendment to the Company’s Amended and Restated Bylaws (the “Bylaws”) to reduce the quorum requirement for the 2026 Annual Meeting and future stockholder meetings from a majority of the outstanding voting power to one-third of the outstanding voting power (the “Amendment”). In adopting the Amendment, the Board considered, among other factors, that a significant portion of our stockholders hold their shares in “street name” in brokerage accounts. This means brokers are responsible for voting the shares unless the underlying stockholder specifically provides instructions to their broker, and many brokers have adopted policies of not voting such shares on “discretionary” or “routine” matters, thus resulting in an inability of companies such as ours to achieve a quorum. As a result, many of these shares remain unvoted. The Board determined that the Amendment is in the best interests of the Company and its stockholders because it is expected to improve the Company’s ability to conduct necessary corporate business at the 2026 Annual Meeting and at future stockholder meetings, while still ensuring meaningful stockholder participation.

This filing constitutes definitive additional soliciting material and should be read in conjunction with the Notice and Proxy Statement and any other soliciting materials filed by the Company on Schedule 14A in connection with the Annual Meeting.

Your vote is very important. Whether or not you plan to attend the 2026 Annual Meeting, we encourage you to read the Notice and Proxy Statement as supplemented hereby, and submit your proxy or voting instructions as soon as possible. For instructions on how to vote your shares, please refer to the Notice and Proxy Statement or, if your shares are held in street name, the instructions provided by your bank, broker or other nominee.

Thank you for your continued support. We look forward to seeing you at the 2026 Annual Meeting.

Sincerely,

/s/ Charles Allen
Charles Allen
Chief Executive Officer